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Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 27, 1998 with respect to the financial statements of Promis Systems Corporation Ltd. as at December 31, 1997 and for the year ended December 31, 1997 included in the annual report on Form 10-K of PRI Automation, Inc. for the year ended September 30, 1999.


Toronto, Canada                      (Signed) Ernst & Young LLP
December 20, 1999                         Chartered Accountants